Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

February 10, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Searchlight Minerals Corp.

Gentlemen:

This letter is to be filed in connection with the Registration Statement (No. 333-132939) on Form S-1/A filed by Searchlight Minerals Corp. ("the Company"), which we have reviewed, to be filed with the Securities and Exchange Commission.

We were previously the principal accountants for the Company through February 16, 2007 when our appointment was terminated. We have read the Company's statements included in the section of the Registration Statement entitled "Changes In and Disagreements with Accountants and Financial Disclosures" and agree with such statements.

If you have any questions regarding this communication, please contact Kyle L. Tingle at (702) 450-2200.

Sincerely,

Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com